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                                                                 EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the use of our report, dated April 29, 1999, on the financial statements of Canova Electrical Contracting, Inc. included in this Form 8-K and to its incorporation by reference into Integrated Electrical Services, Inc.'s previously filed Registration Statements on Form S-8 (File Nos. 333-67113, 333-45447 and 333-45449), previously filed Registration Statement on Form S-4 (File No. 333-75139) and on previously filed Post Effective Amendment No. 5 to Form S-1 on Form S-4 (File No. 333-50031).



/s/ LARSON, ALLEN, WEISHAIR & CO., LLP
LARSON, ALLEN, WEISHAIR & CO., LLP
Minneapolis, MN
May 5, 1999